                                                                      EXHIBIT 11

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                        COMPUTATION OF PER SHARE INCOME
            ($ and shares in thousands, except for per share data)

                                                                Three months ended
                                                             ------------------------
                                                              Sept. 28,     Sept. 30,
                                                                1996         1995
                                                             ----------   -----------
Primary
-------

Net income                                                   $      629   $     4,161

Common and common equivalent shares outstanding:
  Weighted average common shares outstanding                     11,318        11,180
  Assumed exercise of stock options                                  28           714
                                                             ----------   -----------
Earnings per common share and common equivalent
  shares                                                     $      .06   $       .35
                                                             ==========   ===========


Fully Diluted
-------------

Net income                                                   $      629   $     4,161
                                                             ==========   ===========

Common and common equivalent shares outstanding:
  Weighted average common shares outstanding                     11,318        11,180
  Assumed exercise of stock options                                 174           717
                                                             ----------   -----------
                                                                 11,492        11,897
                                                             ==========   ===========
Earnings per common share and common equivalent
  shares                                                     $      .05   $       .35
                                                             ==========   ===========